Exhibit 10.1

Commercial Property Advance Sale Contract

Contract No: Y853623

Seller: Beijing Yinhe Wanda Real Estate Co., Ltd.

Buyer: Beijing AmazGame Age Internet Technology Co., Ltd

Advance Sale Permit No: Jing-Fang-Shou-Zheng (2008) 59

Project Name: Beijing Shijingshan Wanda Plaza

Property Location: [Room 601, Floor 5, Office Building A, Commercial and Financial Project under Phase II of Lugu Yinhe Business Zone in Shijingshan District]

Instructions

1.	This contract is a sample version, which has been prepared by Beijing Construction Commission and Beijing Administration of Industry and Commerce.

2.	Before signing this Contract, the Seller shall present to the Buyer the commercial property advance sale permit and other relevant certificates and supporting documents.

3.	The parties shall enter into this Contract on the principle of willingness, equality and good faith and neither party shall force the other party to accept its will. Both parties may make amendments, additions or deletions to the terms and conditions of this Contract. After the Contract takes effect, the printed text that is not amended shall be deemed as the content accepted by both parties.

4.	Before executing this advance sale contract, the Buyer shall carefully read the terms and conditions therein, particularly the clauses that are optional or supplementary, contain blanks for completion or involve amendments.

5.	In order to reflect the principle of willingness, blank lines are reserved after appropriate clauses herein for both parties to fill in their covenants or additional agreements. The Seller and the Buyer may enter into a reasonable and fair Supplementary Agreement depending on the circumstance of the Property to cover the issues not set forth or not detailed in the Contract, or additional covenants on such issues may be filled out in the blank lines reserved below relevant clauses.

6.	Both parties shall negotiate to determine the contents in the Contract that are provided in [ ] for option, or are to be filled out in reserved blank space, and other contents that are to be deleted or added. An item in [ ] shall be selected by marking “✓”; and if a situation described in the contract text does not occur or if both parties have no covenant thereupon, “×” shall be marked on the appropriate blank space to show deletion.

7.	When a dispute occurs during performance of the Contract, both parties may opt to sue before the people’s court in the place of location of the Property, or alternatively apply to an arbitration commission for ruling through arbitration. In the latter event, the arbitration request may be lodged to Beijing Arbitration Commission, China International Economic and Trade Arbitration Commission or a non-local arbitration commission.

8.	Both parties may determine the number of original copies of the Contract depending on the circumstance and carefully verify to ensure consistence of content of all copies; and the Buyer shall in all events hold at least one original copy of the Contract.

Beijing Commercial Property Advance Sale Contract

Seller:                                             Beijing Yinhe Wanda Real Estate Co., Ltd.

Address:     Room 107G4, Building 1, Chongxin Tower, #3 Xijing Road, Badachu New and High-technology Park,

Shijingshan District, Beijing

Postcode:                                                 100022

Business License Registration No:                                                 110107010224940

Enterprise Qualification Certificate No:                                    SJ-A-6313

Legal Representative:            Ding Benxi             Tel:                                 58206868

Attorney:                                ×                                              Tel:                                 ×

Appointed Sales Agency:     Beijing Yinhe Wanda Real Estate Co., Ltd.

Address:     Room 107G4, Building 1, Chongxin Tower, #3 Xijing Road, Badachu New and High-technology Park,

Shijingshan District, Beijing

Postcode:                                                                     100022

Business License Registration No:                                                                         110107010224940                      Sales Agency

Qualification Certificate No:                                                 ×

Sales Representative:                                                  Liu Wenjie

Commercial Property Sales Representative’s Qualification Certificate No:    Jing-Jian-Xiao 16050

Buyer:                     Beijing AmazGame Age Internet Technology Co., Ltd.

            Legal Representative:                    Wang Tao                    Nationality:                                 ×

Business License:    110000450025901

Date of Birth:            Day/Month/Year, Sex:                                     ×

Address:                                                                         ×

Postcode:                                 ×                                  Tel:                         ×

Attorney:                Legal Representative: Wang Tao                            Nationality:                 Chinese

                            ID No.                            : 352101197504300812

Date of Birth:     April 30, 1975 Sex:                                 Male

Address:     Room 1210, Building 3, #3 Xijing Road, Badachu New and High-technology Park, Shijingshan District, Beijing

Postcode:                         100040                          Tel:                                 010-59563001

The Buyer and the Seller hereby agree as follows on the matter of commercial property purchase/sale based on equality, willingness, fairness and mutual agreement and in accordance with the Contract Law, the Law for Administration of Urban Real Estate and other relevant laws and regulations of the People’s Republic of China:

Article I. Basis of Project Construction

The Seller has obtained the use right of the State-owned land situated at the commercial and financial project under Phase II of Lugu Yinhe Business Zone by means of transfer. The State-owned Land Use Certificate Number of the Land is Jing-Shi-Guo-Yong (2008) 0027, the space covered by the land use right is 34776.14m2, the land occupied by the commercial property (the “Property” hereinafter) purchased by the Buyer is for office use, and the land use period is from June 21, 2007 to June 20, 2057. The number of the State-owned Land Use Right Transfer Contract of the Land is Jing-Di-Chu [He] (2007) 0242, the land whereupon the Property is situated is for office use, and the term of the land use right transfer is from June 20, 2007 to June 19, 2057.

The commercial property project constructed on the Land by the Seller as approved is temporarily named: Beijing Shijingshan Wanda Plaza (the “Project”), the construction project planning permit number is: 2007-Gui (Shi) Jian 0076, the construction permit number is: [2008] Shi-Jian 0022, the date of construction commencement and of completion agreed in the construction contract is January 15, 2008 and March 24, 2010 respectively.

Article II. Basis of Sale

Beijing Construction Commission has approved the Property for advance sale and the advance sale permit number is: Jing-Fang-Shou-Zheng (2008) 59.

Article III. General Condition

The main structure of the building containing the Property is: reinforced concrete structure and the building is composed of 19 floors, including 19 above and 0 under the ground.

No. 1 Property is located at [Room 601, Floor 5, Office Building A, Commercial and Financial Project under Phase II of Lugu Yinhe Business Zone in Shijingshan District].

The Property is Room 601 on the 5th floor of [Building] [Block] Office Building A of the project set forth in Article 1. The room number is a temporary version and the final room number shall be the one ratified by the public security administration, and the plan of the Property and the map showing its location in the entire building are provided in Attachment I.

Purpose of the Property: office ; Floor Height: 3.6m , [Net Height of Sloping Ceiling] Minimum:         ×         meters, Maximum:         ×         meters. Orientation of the Property: southeastward ; Number of Balconies:        0        , including 0 enclosed and 0 open balconies.

The real estate survey and mapping institution appointed by the Seller to anticipate the space of the Property is Beijing Jinghai Zongheng Survey and Mapping Co., Ltd. and the total built floor area of the Property as anticipated by said institution is 125.1 square meters. The anticipated area includes 81.45 m2 of indoor built floor area and 43.65m2 of shared built floor area of common parts and common buildings. See Attachment II for explanation of the composition of the shared portion of common parts and common premises.

The construction status of the building containing the Property is     ×     as of the execution of this Contract.

Floor height in this article refers to the vertical distance between the upper and the lower floors or between the ceiling and the floor. Net height refers to the vertical distance between the floor or ground surface to the bottom of the upper floorstab or hanging ceiling.

Note: Article III of the original Chinese version of the Contract contains 141 separate descriptions of the 141 units purchased under the Contract, whose descriptions are identical to the foregoing description of Unit 601 except for each unit’s floor level, room number, square meters and facing direction. The total area of the 141 units purchased under the Contract is 14953.5 square meters.

Article IV. Mortgage

The mortgage status of the Property is:             Clause 2 and 3             .

1. No mortgage has been set on the land use right and construction-in-progress shared by the Property.

2. The land use right shared by the Property has been mortgaged, the mortgagee is: Construction Bank of China Beijing ChangAn Branch, the mortgage registration authority is: Beijing Soil and Resource Bureau Shijingshan Sub-bureau, and the date of mortgage registration is: May 20, 2009.

3. The construction-in-progress of the Property has been mortgaged, the mortgagee is: Construction Bank of China Beijing ChangAn Branch, the mortgage registration authority is: Beijing Soil and Resource Bureau Shijingshan Sub-bureau, and the date of mortgage registration is: May 20, 2009.

                                                                             ×                                                                           .

See Attachment III for the document certifying the mortgagee’s consent to advance sale of the Property and the covenants concerning the mortgage.

Article V. Pricing and Price

In the event that the Property is of residential nature, the Seller and the Buyer agree to calculate price of the Property using Method × here below.

If the Property is not for residence, the Seller and the Buyer agree to calculate price of the Property using Method 2 here below.

1. Based on indoor built floor area, unit price of the Property is         ×         (Currency)         ×         (Amount) per square meter, and the total price is         ×         (Currency)         ×         (Amount) ONLY (in capital letters).

2. Based on built floor area, the unit price of the Property for Unit 601 is RMB [14700] (Amount) per square meter and the total price is RMB ONLY (in capital letters).

3. Based on suite (unit), total price of the Property is         ×         (Currency)         ×         ONLY (in capital letters).

4. Based on         ×        , total price of the Property is         ×         (Currency)         ×         ONLY (in capital letters).

Note: Article V of the original Chinese version of the Contract contains 141 separate descriptions of the 141 units purchased under the Contract, the unit price of which is identical to that of Unit 601 as stated above. The total price for the 141 units purchased under the Contract is RMB 219,816,466 (Two Hundred and Nineteen Million, Eight Hundred and Sixteen Thousand and Four Hundred and Sixty Six).

See Attachment IV for detailed covenants.

Built floor area in the present article refers to outer horizontal projection space of floors above plinth of outer walls, including balconies, corridors, basements, outdoor stairs etc., that are permanent buildings with upper covers, of solid structure, and of inter-floor height of or above 2.20m.

Indoor built floor area refers to the sum of usable indoor area of a suite of commercial property (apartment), area of wall coverage inside the suite and built floor area of the balcony (balconies) of the suite.

Article VI. Terms & Schedule of Payment

The Buyer shall pay price of the Property according to the 2nd term here below:

1. lump-sum payment

2. installment payments

3. loan payment:         ×        . The Buyer may initially pay         ×        % of total price of the Property, with the rest paid using a loan from         ×          or         ×         Bank.

4. Other terms of payment.

See Attachment V for detailed terms and schedule of payment.

Article VII. The Seller undertakes that the Property is free of title disputes, and the Seller shall assume due responsibility if title registration cannot be fulfilled for the Property or any debt dispute occurs due to the Seller’s reason.

                                                 ×                                         .

Article VIII. Covenant on Planning Changes

The Seller shall build the Property according to the conditions set forth on the construction project planning permit issued by the planning administration, and shall not make any change without permission.

When the Seller essentially needs to change the conditions set forth on the construction project planning permit, it shall obtain written consent from the affected buyers, and approval from the planning administration. If such change has caused the Buyer’s loss of its rights and interests, the Seller shall provide appropriate compensation to the Buyer.

Article IX. Covenant on Design Changes

(I) Subject to approval by the design review institution appointed by the planning administration in charge, if the following design changes in construction drawings and design documents of construction projects affect the quality or functions of the commercial property purchased by the Buyer, the Seller shall notify the Buyer in writing within 10 days from the date of approval of such changes by the design review institution.

1. Form of structure, room layout, dimensions and orientation of the Property;

2. means of heating;

3.                     ×                     ;

4.                     ×                     ;

5.                     ×                     ;

If the Seller fails to notify the Buyer within the prescribed period, the Buyer shall have the right to reject and return the Property.

(II) Within 15 days from arrival of said notice, the Buyer shall give a written reply stating whether or not to reject and return the Property. The Buyer’s failure to give such written reply will be deemed as acceptance of the changes.

(III) If the Buyer chooses to reject and return the Property, the Seller shall refund the previously paid price to the Buyer within 20 working days from the arrival date of the notice of property rejection and return, plus interest calculated using the interest rate of the People’s Bank of China for loans in the same period. If the Buyer chooses not to reject and return the Property, it shall separately execute a supplementary agreement with the Seller.

                                                 ×                                         .

Article X. Overdue Payments

The Buyer’s failures to pay at agreed time shall be handled according to Methods         1 and 2         here below:

1. Each overdue payment shall be handled individually based on the overdue duration ((1) and (2) will not be cumulated)

(1) In the event of an overdue payment within   90   days, the Buyer shall pay a daily penalty equivalent to 0.2‰ of the overdue amount to the Seller for each day during the period from the day immediately following the date when the amount becomes due to the day when the amount is actually paid, the penalty shall be paid to the Seller within     30     days from the date when the overdue amount is actually paid, and performance of the Contract will be continued.

(2) If the overdue payment is beyond 90 days, the Seller shall have the right to cancel the Contract. If the Seller cancels the Contract, the Buyer shall pay penalty to the Seller within     ×     days from the arrival date of the cancellation notice, which shall be equivalent to     ×    % of the cumulative sum of overdue payments, and the Seller shall refund all amounts that have been previously paid by the Buyer. If the Buyer is willing to continue to perform the Contract and the Seller agrees so, the Contract will be continued, the Buyer shall pay a daily penalty equivalent to 0.2‰ (such percentage shall not be lower than the percentage set forth in Sub-clause (1)) of the overdue amount to the Seller for each day during the period from the day immediately following the date when the amount becomes due to the day when the amount is actually paid, and the penalty shall be paid to the Seller within     30     days from the date when the overdue amount is actually paid.

Overdue amount in the present article refers to the difference between the amount of the payment due and payable as agreed in Article VI and the actually paid amount of that payment; in the event of installment payments, an overdue amount shall refer to the difference between the amount of an installment due and payable and the actually paid amount of that installment.

2. Pursuant to Sub-clause (2) hereinabove, the Seller shall have the right to cancel the Contract in the event of an overdue payment beyond 90 days. If the Seller chooses to cancel the Contract, both parties shall perform applicable covenants in the supplementary agreement as Attachment IX of the Contract (the “Supplementary Agreement”).

Article XI. Delivery Conditions

(I) The Seller shall deliver the Property to the Buyer by September 30, 2009.

(II) At the time of delivery, the Property shall meet the conditions listed under Items 1, 2,   ×  ,   ×  ,   ×   and   ×   here below; additionally, if the Property is for residence, the Seller shall provide “Residential Property Quality Warranty Certificate” and “Residential Property User Instructions”.

1. The planning inspection approval document and construction project completion inspection filing form have been obtained for the Property.

2. A technical report of actual space of the Property has been issued by a qualified real estate survey institution.

3. The Seller has obtained the title certificate of the building containing the Property.

4. Municipal infrastructure conditions promised by the Seller in Article XII are satisfied.

5. The Seller has provided “Residential Property Project Household-based Quality Inspection Form” in the event that the Property is of residential nature.

6.                                              ×                                             ;

7.                                              ×                                             .

Article XII Undertakings on Municipal Infrastructures and Other Facilities

The Seller undertakes that municipal infrastructures and other facilities directly associated with normal use of the Property will meet the following conditions on the agreed dates:

1. Municipal Infrastructures:

(1)water supply and drainage: meet usable condition on   September 30, 2009;

(2) power supply: meet usable condition on   September 30, 2009;

(3) heating: meet usable condition on   day/month/year;

(4) gas supply: meet usable condition on   day/month/year;

(5)                                     ×                                                  .

(6) The following is left blank.

If the conditions are not met within the agreed time period, both parties agree to handle the situation according to the following terms:

(1) The Seller takes remedial measures to ensure that the Buyer can use relevant infrastructures. If one or more of the above infrastructures still fail to meet usable conditions within 30 days from expiration of the agreed time period, the Seller shall pay penalty to the Buyer for each day of delay from expiration of said 30-day period, which shall be equivalent to 0.1‰ of the total purchase price of the Property. (The penalty shall not be cumulated among various items of infrastructures) The Buyer shall have the right to cancel the Contract in the event that such a delay lasts for above 90 days and the infrastructure(s) still fail to meet usable conditions. If the Buyer chooses to cancel the Contract, both parties shall perform applicable covenants in the Supplementary Agreement. If the Buyer selects to continue performance of the Contract, the Seller shall pay penalty to the Buyer pursuant to the foregoing covenant until the day when the Buyer can normally use the infrastructure(s) concerned.

(2) Save for the above remedial measures and compensation, the Buyer shall not request any other compensation from the Buyer by reason of failure of infrastructures to meet the agreed requirements.

2. Other Facilities

(1) Public Green Areas: Meet         ×         on day/month/year;

(2) public roads: Meet         ×         on day/month/year;

(3) public parking lot:   Meet usable condition on September 30, 2009;

(4) kindergarten:Meet         ×         on day/month/year;

(5) school: Meet         ×         on day/month/year;

(6) club: Meet         ×         on day/month/year;

(7) shopping center: Meet         ×         on day/month/year;

(8) sport facilities: Meet         ×         on day/month/year;

(9) indoor communication & network: Meet usable condition on day/month/year;

(10) elevators: meet usable condition on September 30, 009

If the conditions are not met within the agreed time period, both parties agree to handle the situation according to the following terms:

(1) The Seller continues to take measures enabling the above facilities to meet the conditions.

(2)             ×            .

Article XIII. Delivery Delay

Except for delays caused by force majeure, the Seller’s failure to deliver the Property to the Buyer at the time and according to the conditions agreed in Article XI shall be handled according to the 1st and 2nd terms here below:

1. A delivery delay shall be handled individually based on its duration (Item (1) and Item (2) shall not be cumulated).

(1) When the delay is within 90 days, the Seller shall pay a daily penalty equivalent to 0.2‰ of the price previously paid by the Buyer for the period from the day immediately following expiration of the delivery period agreed in Article XI to the date of actual delivery, the penalty shall be paid to the Buyer within 30 days from the date of actual delivery of the Property, and performance of the Contract shall be continued.

(2) If the delay is beyond 90 days, the Buyer shall have the right to reject and return the Property. If the Buyer chooses to reject and return the Property, the Seller shall refund all previously paid amount to the Buyer within     ×     days from the arrival date of the rejection and return notice, plus penalty equivalent to     ×    % of the amount previously paid by the Buyer. If the Buyer requests continued performance of the Contract, the Contract will be continued and the Seller shall pay a daily penalty equivalent to 0.2‰ of the total price previously paid by the Buyer for the period from the day immediately following expiration of the delivery period agreed in Article XI to the date of actual delivery, and the penalty shall be paid to the Buyer within     30     days from the date of actual delivery of the Property.

2. If the Buyer selects to cancel the Contract pursuant to Sub-clause (2) hereinabove, both parties shall perform applicable covenants in the Supplementary Agreement.

Article XIV. Space Difference

On delivery of the Property, the Seller shall display to the Buyer the technical report of actually surveyed space of the Property as issued by the qualified real estate survey institution appointed by the Seller, and provide the Buyer with the actual surveyed space data of the Property (the “Actual Surveyed Space” hereinafter). Both parties agree to handle a difference between the Actual Surveyed Space and the anticipated space stated in Article III according to the 2nd term here below:

1. Pursuant to the covenant in Article V with regard to pricing based on indoor built floor area, both parties agree to handle space difference according to the following principles:

(1) If the absolute error ratio of indoor built floor area is 3% or lower, the price of the Property shall be settled based on the actual space.

(2) If the absolute error ratio of indoor built floor area is above 3%, the Buyer shall have the right to reject and return the Property.

If the Buyer selects to reject and return the Property, the Seller shall, within 30 days from the arrival date of the notice of such rejection, refund the price previously paid by the Buyer, plus interest calculated using the interest rate of the People’s Bank of China for current deposits in the same period.

If the Buyer chooses not to reject and return the Property and the actual surveyed indoor built floor area is above the anticipated indoor built floor area, the Buyer shall further pay for the excessive indoor built floor area that is at or below the absolute error ratio of 3%; while the Seller shall pay for the portion beyond 3% and the title thereto shall vest in the Buyer. When the actual surveyed indoor built floor area is less than the anticipated indoor built floor area, the Seller shall refund to the Buyer the price of the deficient space at or below the absolute ratio of 3%; and shall refund a doubled amount for the deficient space beyond the ratio of 3%.

☐                                             Actual Surveyed Indoor Built Floor Area—Anticipated Indoor Built Floor Area ☐

Error Ratio of Indoor Built Floor Area=                                                             ☐☐ x 100%

☐☐☐☐☐☐☐                                                     Anticipated Indoor Built Floor Area☐

2. Pursuant to the covenant in Article V with regard to pricing based on built floor area, both parties agree to handle space difference according to the following principles:

(1) If the absolute error ratio of built floor area and of indoor built floor area is 3% or lower, the price of the Property shall be settled based on the actual surveyed space.

(2) If either of the absolute error ratios of indoor built floor area and built floor area is above 3%, the Buyer shall have the right to reject and return the Property.

If the Buyer selects to reject and return the Property, the Seller shall, within 30 days from the arrival date of the notice of such rejection, refund the price previously paid by the Buyer, plus interest calculated using the interest rate of the People’s Bank of China for loans in the same period.

If the Buyer chooses not to reject and return the Property and the actual surveyed built floor area is above the anticipated built floor area, the Buyer shall further pay for the excessive built floor area that is at or below the absolute error ratio of 3%; while the Seller shall pay for the portion beyond 3% and the title thereto shall vest in the Buyer. When the actual surveyed built floor area is less than the anticipated built floor area, the Seller shall refund to the Buyer the price of the deficient space at or below the absolute ratio of 3%; and shall refund a doubled amount for the deficient space beyond the ratio of 3%.

☐                                             Actual Surveyed Built Floor Area—Anticipated Built Floor Area ☐

Error Ratio of Built Floor Area=                                                                 ☐☐ x 100%

                                                             ☐☐☐☐☐Anticipated Built Floor Area☐

3. Other agreement by both parties:

                            ×                             .

Article XV. Transfer Procedure

(I) After the Property meets the delivery conditions agreed in Article XI, the Seller shall, 7 days before the delivery date, give a written notice to the Buyer to state the time and place of the property transfer procedure and the certificates and documents to be presented by the Buyer. During inspection and transfer of the Property, the Seller shall present the supporting documents agreed in Article XI and shall have met other conditions set forth in Article XI. If the Seller fails to present such supporting documents or the supporting documents are not complete, or if the Property fails to meet other conditions agreed in Article XI, the Buyer shall have the right to reject the Property, the Seller shall bear responsibility for the resulting delivery delay, and the delay shall be handled according to Article XIII.

After inspection and transfer of the Property, both parties shall sign a commercial property transfer note. If the transfer procedure cannot be fulfilled on time due to the Buyer’s reason, both parties agree to handle the situation according to the following terms:

The Seller will be deemed as having delivered the Property on time and at conforming quality on the date when the Property ought to be delivered, from which date the Buyer shall bear property management fee and other expenses and charges of the Property and the warranty period of the Property shall commence; at the same time, the Buyer shall pay price of the Property as scheduled according to the covenants in Attachment V, or otherwise it shall bear responsibility for overdue payment.

(III) Both parties agree to pay taxes according to the 3rd term here below:

1. The Seller shall not use the Buyer’s payment of taxes as a condition on delivery of the Property.

                                                             ×                                                              .

2. The Buyer agrees to authorize the Seller to pay duties and taxes under Items   1  ,   2  ,   5  ,   ×  ,   ×   and   ×   on its behalf, and to pay said duties and taxes to the Seller on acceptance of the Property.

(1) special repair fund (public repair fund);

(2) contract tax;

(3) property management fee agreed in Article XXII;

(4) heating expense;

(5) handling fee for obtaining property title certificate, and other taxes to be paid for obtaining the title certificate;

(6) ×                                                 .

3. The Buyer will pay by itself the taxes and fees under Items _(1) ,_(2) ,__×,__×,__×,__×_and_×_ here below to appropriate authorities, and present the payment vouchers to the Seller on acceptance of the Property.

(1) special repair fund (public repair fund);

(2) contract tax;

(3) property management fee agreed in Article XXII;

(4) heating expense;

(5) ×

(6) ×

Article XVI. Covenant on Quality, Decoration and Fixture Standards

(I) The Seller undertakes that the building materials, structures and component units used for the Property are qualified and that the Property meets the national and local project quality specifications and standards, and the requirements of the construction drawings and design documents.

(II) The Seller and the Buyer agree as follows:

1. The Buyer shall have the right to reject and return the Property if the foundation and main structure of the Property is tested to be unqualified. If the Buyer rejects and returns the Property, the Seller shall, within 20 working days from the arrival date of the reject notice, refund all previously paid price to the Buyer plus interest calculated using the interest rate of the People’s Bank of China for loans in the same period, and compensate the losses caused to the Buyer, if any. The resulting testing costs and expenses shall be borne by the Seller.

If the Buyer requests continued performance of the Contract, it shall separately execute a supplementary agreement with the Seller.

                                    ×

2. If the air quality in the Property is tested to be nonconforming to the national standard (with exception to nonconformity caused by the Buyer), the Buyer shall have the right to reject and return the Property within 60 days from the date of delivery of the Property (which period shall not be shorter than 60 days). If the Buyer rejects and returns the Property, the Seller shall refund all previously paid price to the Buyer within 20 working days from the arrival date of the rejection notice plus interest calculated using the interest rate of the People’s Bank of China for loans in the same period, and compensate the losses caused to the Buyer, if any. The resulting testing costs and expenses shall be borne by the Seller.

If the Buyer does not reject and return the Property or if the Property has been delivered for use for more than 120 days, the Buyer shall separately execute a supplementary agreement with the Seller.

                                    ×

3. As of delivery, the Property should have passed inspections by the construction, survey, design, building and project supervision units, the Seller shall inspect the Property in conjunction with the Buyer, and both parties agree to handle other problems (if any) found during the inspection according to Term (3) here below:

(1) The Seller shall deliver the repaired Property within   ×   days. The resulting liability for the delivery delay shall be borne by the Seller and handled according to Article XIII.

(2) The Seller shall be responsible for repair of the Property within   ×   days from the date of delivery and according to national and local project quality specifications and standards, bear the repair costs and expenses, and compensate the losses caused to the Buyer.

(3) The Seller shall assume warranty responsibility according to the provisions in the “Quality Warranty Certificate”.

4. Decoration and fixtures of the Property delivered by the Seller shall meet the standards agreed by both parties. If they are inferior to said agreed standards, the Buyer shall have the right to require the Seller to handle the situation according to Term (1) here below:

(1) The Seller compensates a doubled amount of the deficient value of the decoration and fixtures.

(2) Both parties perform applicable covenants in the Supplementary Agreement.

(3)             ×

See Attachment VI for detailed covenants on decoration and fixture standards.

(III) On occurrence of a project quality dispute between the Seller and the Buyer, either party may appoint a qualified construction project quality testing institution to examine the quality of the Property and each party is obliged to cooperate with the other party during such test.

    ×                                                                 .

Article XVII. Residential Property Warranty Responsibility

(I) If the Property is of residential nature, the Seller shall assume appropriate warranty responsibility according to the “Residential Property Quality Warranty Certificate” from the date of delivery of the Property.

If the Property is not of residential nature, both parties shall execute a supplementary agreement to specify the scope, period and responsibilities of warranty.

(II) If a quality problem occurs within the scope and period of warranty of the Property and if both parties have set forth covenants on return of the Property in such situation, the problem shall be handled pursuant to the covenants; and if such covenants are not available, the Seller shall fulfill its warranty obligation and the Buyer shall cooperate in the warranted repair. The Seller will assume no responsibility for damages not caused by it.

Article XVIII. Energy-saving Measures for Residential Property

If the Property is of residential nature, it shall meet national regulations concerning energy-saving of buildings and the requirements of the “Energy-saving Design Standard of Residential Buildings” (DBJ01–602–2004) issued by Beijing Municipal Planning Commission and Beijing Construction Commission. If the Property fails to meet such standards, the Seller shall supplement energy-saving measures according to the “Energy-saving Design Standard of Residential Buildings” and bear all costs and expenses thereof; and shall compensate the losses caused to the Buyer, if any.

Article XIX. Undertakings concerning Use of the Property

During use of the Property, the Buyer shall not alter the main structure, bearing structure and purpose of the Property without permission. Unless otherwise agreed in this Contract, the Supplementary Agreement and the attachments thereto, the Buyer shall have the right to share with other property owners the common parts and facilities associated with the Property during its use of the Property, and bear obligations based on the space of common parts and facilities it shares.

The Seller shall not alter the use of the common parts and facilities associated with the Property without permission.

            ×

Article XX. Title Registration

(I) Initial Registration

The Seller shall obtain the title certificate of the building containing the Property by February 28, 2010. If the title certificate of the building is not obtained within the period set forth in the present article due to the Seller’s reason, both parties agree to handle the situation according to the 2nd term here below:

1. The Buyer shall have the right to reject and return the Property. If the Buyer selects to do so, the Seller shall refund the total previously paid price within × days from the arrival date of the rejection notice, plus penalty equivalent to ×_% of such previously paid price. If the Buyer chooses not to return the Property, the Contract will be continued, the Seller shall pay a daily penalty equivalent to × of the total previously paid price to the Buyer for the period from the day immediately following expiration of the time limit for obtainment of the title certificate of the building containing the Property to the date when the title certificate is actually received, and the penalty shall be paid to the Buyer within × days from the day when the Seller actually receives the title certificate.

2. The Buyer will not request rejection and return of the Property or request the Seller to assume compensation responsibility by this reason, and both parties agree to perform the covenant in Sub-clause (II) “Transfer Registration” of the present article.

(II) Transfer Registration

1. After the Property is delivered for use, both parties agree to proceed according to Term (3) here below:

(1) Both parties jointly apply to the title registration authority for registration of title transfer of the Property.

(2) The Buyer agrees to appoint          to apply to the title registration authority for title transfer registration of the Property, and the fee payable to the appointed attorney shall be RMB            (in capital letters).

(3) See details in covenants in the Supplementary Agreement.

2. If the Buyer fails to obtain the title certificate of the Property within 360 days from the date of delivery of the Property due to the Seller’s reason, both parties agree to proceed according to Term (2) here below:

(1) The Buyer shall have the right to reject and return the Property. If the Buyer rejects and returns the Property, the Seller shall refund the total previously paid price to the Buyer within × days from the arrival date of the rejection notice plus interest calculated using the interest rate of ×. If the Buyer chooses not to return the Property, the Seller shall pay a daily penalty equivalent to × of the total previously paid price to the Buyer for the period from the day immediately following expiration of the time limit for obtainment of the title certificate of the Property by the Buyer to the date when the Buyer actually receives the title certificate, and the penalty shall be paid to the Buyer within × days from the day when the Buyer actually receives the title certificate.

(2) Both parties shall perform applicable covenants in Attachment V and the Supplementary Agreement.

Article XXI. Covenant on Common Interests and Rights

1. The use right of the roof of the building containing the Property shall belong to all property owners of the building.

2. The use right of the outer wall surface of the building containing the Property shall belong to all property owners of the building.

3. The naming right of the building containing the Property shall belong to the Buyer.

4. The title use right of the residential zone (Project) where the Property is located shall belong to the Seller.

5.        ×                                                     .

Article XXII. Covenant on Attached Buildings and Structures

Both parties agree that underground garage and other attached buildings and structures of the Property shall be handled according to the 2nd term here below:

1. When the Seller sells the Property,   ×  ,   ×  ,   ×   and   ×   attached to the Property shall be transferred in conjunction with the Property.

2. When the Seller sells the Property, the ground parking position, underground parking lot and any and all other attached buildings and structures not included in the common built floor area shared by the Property shall not be transferred in conjunction with the Property.

Article XXIII. Property Management Service in Initial Period

(I) The property manager selected and appointed by the Seller pursuant to law is Beijing Wanda Commercial Plaza Management Co., Ltd., of which the qualification certificate number is Jing-Wu-Qi-San [2008] 0171.

(II) During the initial period of property management, the rate of property management fee is /month/m2 (built floor area). The rate is composed of the payroll, social security and prescribed welfare funds of property management service staff; the expenses of day-to-day operation and maintenance of common parts and shared facilities and equipments; the cost of cleaning of the areas within the property management company’s jurisdiction; the maintenance of greening in areas within the property management scope; the cost of maintenance of good order in areas within the property management scope; office expense of the property management company; depreciation of fixed assets of the property management company; costs of common parts, shared facilities and equipments and of public responsibility insurance; other costs and expenses incurred for the purpose of property management; and statutory taxes.

Ground Parking Management Fee:     ×    , Underground Parking Management Fee:     ×    .

(III) The property management company will charge property management fee according to Term     ×     here below:

1. Property management fee will be collected on an annual basis and the Buyer shall pay the fee by January 15 of each year.

2. Property management fee will be collected on a semiannual basis and the Buyer shall respectively pay the fee by January 15 and July 15 of each year.

3. Property management fee will be collected on a quarterly basis and the Buyer shall respectively pay the fee by January 15, April 15, July 15 and October 15 of each year.

(IV) See Attachment VII for the content of property management service and of the temporary Property Owners’ Convention. The Buyer has carefully read the full content in Attachment VII about property management service and the temporary Property Owners’ Convention, agrees the property management company lawfully appointed by the Seller to provide property management service in the initial period, and agrees to abide by the temporary Property Owners’ Convention.

Article XXIV. Special Repair Fund

If the Buyer authorizes the Seller to pay the special repair fund (public repair fund) on its behalf, the Seller shall submit the payment voucher of the special repair fund (public repair fund) to the Buyer within   ×   days from the date of its acceptance of such appointment.

If the Buyer pays the special repair fund (public repair fund) by itself, the payment voucher of the special repair fund (public repair fund) shall be submitted to the property management company [at the time of ×] [within×days from the date of] delivery of the Property.

Article XXV. Force Majeure

In the event of impossibility to perform this Contract as agreed due to force majeure, liability for the nonperformance will be fully or partially relieved depending on the impact of the force majeure, provided that the party being prevented from performing the Contract as result of the force majeure shall notify the other party in a timely manner and provide a supporting document to the other party within 30 days from the ending date of the force majeure event.

Article XXVI. Settlement of Disputes

Both parties shall negotiate to seek settlement of disputes occurring during performance of this Contract; and if negotiation fails, the disputes shall be resolved using the 2nd method here below:

1. Refer the disputes to             ×              Arbitration Commission for settlement through arbitration.

2. Sue before a people’s court pursuant to law.

Article XXVII. This Contract shall take effect from the date of signing (stamping) by both parties. Both parties may sign a written supplementary agreement to include changes or additions to issues not set forth, not specified or not applicable in this Contract, provided that this Contract shall remain prevailing when such supplementary agreement contains clauses that unreasonably reduce or exempt the responsibilities to be borne by the Seller under this Contract, or that unreasonably add more responsibilities to the Buyer and exclude the major rights of the Buyer. Cancellation of this Contract shall be made in writing. Attachments and the supplementary agreement hereto shall enjoy equal legal effectiveness as this Contract.

Article XXVIII. This Contract and the attachments hereto comprise          pages in aggregate and are made in FOUR identical copies, each enjoying equal legal effectiveness, of which the Seller and the Buyer respectively hold TWO copies.

Article XXIX. Within 30 days from the effective date of this Contract, the Seller shall apply to Beijing Shijingshan District Construction Commission for fulfilling the registration and filing procedure of the advance sale contract of the Property. If the Seller fails to apply for registration of the advance sale contract within 30 days from the effective date of this Contract, the Buyer may lodge the application. If the Property under the advance sale has been mortgaged, the advance sale registration application shall be lodged by the Buyer and the Seller jointly.

(No Text Hereinafter)

Seller: Beijing Yinhe Wanda Real Estate Co., Ltd.

(Seal)

Authorized Representatives: /s/ Ding Xiben

Buyer: Beijing AmazGame Age Internet Technology Co., Ltd

(Seal)

Authorized Representatives: /s/ Wang Tao

Signing Date; August 13, 2009

Signing Place: Beijing